Exhibit 10.74

Money consumption lending and borrowing contract and the stocks pledge setting contract

DM Service, Ltd. was made a lessor (Hereafter, it is assumed, "Koh"), Ecoss,Inc. was made a debtor (Hereafter, it is said, "Otsu"), were concluded, and Chihiro Tsuyuki (Hereafter, it is said, "Hei"), and Kaneichi Hayashi (Hereafter, it is said, "Tei") were made a cosigner by guarantees, and a money consumption lending and borrowing contract, a guarantee agreement, and a stocks pledge setting contract were concluded as follows;

Article 1 (money consumption lending and borrowing)

The money 30 million yen was lent to Koh in the following contract today, and Otsu accepted this to Koh.

Repayment deadline: August 30, 2008

Interest rate: 6% a year

Repayment: Principal and interest money (total money 31,804,932 yen) is paid off in the lump at the repayment deadline.

Damage money: 7% a year

Article 2 (profit loss of time limit)

Koh pays delinquency charges by the above-mentioned damage interest rate rate to the count principal until being have paid to the following each situation since the next day of the day when the benefit of term is naturally lost without the notification from Koh, and the profit of the remainder principal and the time limit was lost.

(1)When Otsu does not repay the time limit the principal and interest money full amount

(2)When Koh receive statement of Otsu of a bankruptcy procedure beginning, a civil affairs reproduction procedure beginning, a corporate reorganization procedure beginning or special liquidation or these statements

(3)When Otsu receives the provisional remedy, compulsory execution or the coercive collection of other debts

(4)When Otsu become dishonored the undertaking, and the bill or the check that is endorsed or guaranteed

Article 3 (joint surety)

Hei and TEi did some the unity of all the debts that Koh bore to Koh based on this case consumption lending and borrowing contract with Otsu and guarantees.

Article 4 (stocks establishment of the right of pledge)

Hei sets the pledge of rights on the stocks described next for the mortgage of this case loan debt and the joint surety debt implementation, and Koh received the delivery of these stock certificates.

< display of the mortgage stocks >

Ecoss, Inc.stocks 7150 stocks

100 stock certificate 71 pieces, and 5D No.5-6

No.12

Up to the 14th-paragraph 22

Up to the 28th-paragraph 35

Up to the 36th-paragraph 39

Up to the 507th-paragraph 516

Up to the 530th-paragraph 553

3D No.1

Up to the 4th-15

Ten stock certificate five pieces Up to 1B No.54-58. )

2 Hei is guaranteed that the issued shares total of Ecoss, Inc. is 69,180 stocks it and 7150 stocks in the preceding clause is guaranteed to legal of this stocks.

3 Rights of pledge of this article mortgage the cost of compensation and the rights of pledge execution of the damage that should occur because of default besides principal and the interest.

4 When Koh loses the benefit of term of this case loan, Koh can acquire the mortgage thing as an accord and satisfaction equal with the amount of money that doesn't depend on a legal procedure, sells off the mortgage stocks arbitrarily, allots the price to the payoff of the debt or has the quotation and converts it.

Article 5 (mutual agreement jurisdiction)

Koh, Otsu, Hei, and Tei agree when the dispute of this case is caused to making the district court that has jurisdiction over the home city of Koh the jurisdiction district court of the first judgment.

After the certificate of seal impression was attached respectively, two originals were made by stamping the registered seal in Koh, Otsu, Hei and Tei because it had agreed as shown in above (The original of the certificate of seal impression attachment: only by one). It was kept other originals by Koh, and a copy was Hei and Tei that it accepted the copy of original of the certificate of seal impression attachment.

August 31, 2007

Koh (lessor and pledgee) 5-14-4, 903, Shinbashi Minato, Tokyo

DM Service, Ltd.

Representative Director Tomoya Yamashita

Otsu 1-14-6 Dougenzaka, Shibuyaku, Tokyo

ECOSS,Inc.

President, Chihiro Tsuyuki

Hei(cosigner and pledger) 2-27-31 Misyuku Setagaya, Tokyo

Chihiro Tsuyuki

Tei (cosigner) 2-5-3-504 HigashiAzabu Minato, Tokyo

Kaneichi Hayashi

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